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                                  AGREEMENT
                                BY AND AMONG
                     RIVERSOURCE LIFE INSURANCE COMPANY,
                    AMERIPRISE INDIA PRIVATE LIMITED, AND
                         AMERIPRISE FINANCIAL, INC.
                    (A/K/A SUPPLEMENTARY AGREEMENT NO. 1)

This Agreement (the "Agreement") is made on the 1st day of January, 2007 by and among:

RiverSource Life Insurance Company, an insurance company organized under the laws of the State of Minnesota and having its principal place of business in Minneapolis, Minnesota (hereafter "RSLIC");

Ameriprise India Private Limited, a company incorporated in India under the Companies Act of 1956 and having its registered office in New Delhi, India (hereinafter "AIPL"); and

Ameriprise Financial, Inc., a Delaware corporation incorporated in the United States of America and having its principal place of business in Minneapolis, Minnesota (hereafter ("AFI").

WHEREAS
-------

      I. RSLIC, AFI, and AIPL are affiliated with each other and are members of the same holding company system for purposes of Minnesota insurance law;

      II. An Export Agreement dated June 1, 2006 exists between AFI and AIPL (hereafter the "Export Agreement");

      III. Pursuant to clause 2.3 of the Export Agreement, AFI desires to add RSLIC as a "Designated Office", as that term is used in the Export Agreement, for purposes of enabling AIPL to perform certain activities for the benefit of RSLIC, including data management, information analysis and control; and

      IV. RSLIC, AFI, and AIPL desire to create this Agreement as a supplement to the Export Agreement (to be known alternatively as "Supplementary Agreement Number 1"), which Agreement shall supercede and override such Export Agreement to the extent any provisions are in conflict;

NOW THEREFORE, in consideration of their mutual covenants and agreements contained herein, the parties agree as follows:

      1. Activities. At the request of RSLIC and subject to RSLIC's sole and exclusive right to control and manage its business, AIPL shall perform for RSLIC those activities as are set forth on Schedule A attached hereto and made a part hereof.

      2. Regulatory Approval. RSLIC shall be responsible for obtaining any required regulatory approvals from governmental authorities in the United States

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            for RSLIC to have AIPL perform the activities contemplated by this Agreement. AIPL shall be responsible for obtaining any required regulatory approvals from governmental authorities in India for AIPL to perform the activities contemplated by this Agreement. The parties specifically agree this Agreement shall not become effective unless approved (affirmatively or through the "deemer" process) by the Minnesota Commerce Department.

      3. Designated Office. RSLIC shall be added as a Designated Office for purposes of the Export Agreement.

      4. Term. This Agreement shall take effect on January 1, 2007 and shall remain in force until earlier of (i) termination of the Export Agreement or (ii) termination of this Agreement by exercising the termination procedures specified in Section 7 of the Export Agreement with respect to RSLIC as a Designated Office.

      5. Compliance. RSLIC and AIPL shall work cooperatively to ensure compliance with all relevant laws and regulations, including laws applicable to RSLIC as an insurance company operating under Minnesota statutes. RSLIC shall be responsible for informing AIPL in writing of such laws and regulation as are applicable for the activities to be performed by AIPL for RSLIC, as well as any modifications or amendments thereto, and providing necessary written instructions relating thereto so as to ensure that AIPL is aware of and can comply with such legal requirements. AIPL shall exercise ordinary care and reasonable diligence in the performance of activities for RSLIC and represents itself to be an experienced and qualified business entity for purposes of undertaking such activities.

      6. Control. The performance of activities by AIPL for RSLIC pursuant to this Agreement shall in no way impair the control of the business and operations of RSLIC by the RSLIC Board of Directors. Notwithstanding the foregoing, AIPL shall retain control of its own business and operations in its capacity as a vendor performing activities for RSLIC.

      7. Charges/Prices. RSLIC will pay AIPL for activities performed pursuant to the terms of the Export Agreement in accordance with the provisions thereof. The purchase price described in the Export Agreement is designed to reflect the costs of AIPL in performing such activities which are reasonably and equitably attributable to activities performed for RSLIC, including overhead, plus a reasonable mark-up consistent with commercial standards and any regulatory requirements applicable to AIPL.

      8. Accounting and Audits. AIPL shall be responsible for maintaining full and accurate books, records, and accounts of all activities performed pursuant to this Agreement as necessary to support the accuracy of the charges/prices under this Agreement. RSLIC, upon reasonable notice to AIPL, shall have the right to conduct an audit, at its own cost, of such books, records, and accounts to verify

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            the performance of activities and computation of charges/prices under this Agreement.

      9. Ownership of Records. All insurance related records, books, and files established and maintained on behalf of RSLIC by AIPL by reason of AIPL's performance of activities under this Agreement shall be property of RSLIC and shall be subject to examination, at RSLIC cost, by RSLIC or by any governmental agency having jurisdiction over RSLIC, including but not limited to the Minnesota Commerce Department.

      10. Governing Law. Notwithstanding provision 12 of the Export Agreement, any claim or dispute arising out of this Agreement which pertains specifically to compliance with insurance laws of Minnesota or any other jurisdiction within the United States for the activities performed by AIPL for RSLIC shall be governed by and construed in accordance with such laws of Minnesota or such other jurisdiction; any other claim or dispute which does not pertain to or arise out of such insurance laws shall be governed by and construed in accordance with the laws of India.

      11. Notice. All notices provided by one party to another shall be deemed to be given when delivered by hand to an officer of the other party or when mailed through the United States or Indian Postal Service, as the case may be, as first class certified or registered mail, overnight courier, or telecopier, addressed:

            i)    RiverSource Life Insurance Company:

                        RiverSource Life Insurance Company
                        249 Ameriprise Financial Center
                        Minneapolis, Minnesota 55474
                        Attention:  Timothy V. Bechtold

            ii)   Ameriprise India Private Limited

                        Ameriprise India Private Limited
                        4th Floor Palm Court Building
                        Sukhrali Road, Opposite Sector 14
                        Maharana  Pratap Chowk I Gurgaon 22002, India
                        Attention:  Manjul Grover

            iii)  Ameriprise Financial, Inc.

                        Ameriprise Financial, Inc.
                        1765 Ameriprise Financial Center
                        Minneapolis, Minnesota 55474
                        Attention:  David K. Stewart

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      12.   Arbitration. Notwithstanding section 16 of the Export Agreement, any unresolved dispute arising under this supplementary agreement between AIPL and/or RSLIC and/or AFI shall be decided by arbitration as follows. The arbitration shall be conducted by a sole arbitrator selected by unanimous agreement of the concerned parties hereto as the case may be. Decisions of the arbitrator shall be final and there shall be no appeal from the arbitrator's decisions. The arbitration shall be conducted in accordance with the rules of the American Arbitration
            Association unless the concerned parties decide otherwise in which case the applicable rules shall be as agreed to by the concerned parties. The place of arbitration shall be Minneapolis, Minnesota, USA, in the event AIPL invokes arbitration proceedings or New Delhi, India, in the event RSLIC or AFI invoke the arbitration proceedings, as the case may be.

      13. Effect. This Agreement, together with the Export Agreement, and together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding between the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof including the "Supplementary Agreement No. 1" between the parties hereto dated June 8, 2006.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date indicated above:

RIVERSOURCE LIFE INSURANCE COMPANY

By:  /s/ Timothy V. Bechtold
     -----------------------
         Timothy V. Bechtold

Date:    12/21/2006

AMERIPRISE INDIA PRIVATE LIMITED

By:  /s/ Manjul Grover
     -----------------------
         Manjul Grover

Date:    12/27/2006

AMERIPRISE FINANCIAL, INC

By:  /s/ David K. Stewart
     -----------------------
         David K. Stewart

Date:    12/21/2006



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                                 SCHEDULE A

Listed below are the activities to be performed by AIPL for RSLIC, as and when desired, in accordance with the terms and conditions of the Agreement to which this schedule is attached.

Bank Reconciliation
o Matching electronic account information received from outside banks with RSLIC's general ledger and reconciling any differences.
o Fund accounts to be reconciled before the 17th workday of the month; non-fund accounts to be reconciled before the end of the month.
o Includes answering inquiries by RSLIC management and contacting appropriate parties to clear balance sheet and other items as necessary.
o Does not include reconciliation of the common disbursement account for payment of client funds, the image positive pay process, check copying for response to service inquiries, physical handling of checks, and tracking and storage of voided checks.

Corporate Purchasing Card Accounting
o Monthly processing of transaction data from American Express Global Procurement (reflecting purchases by RSLIC departments using the corporate purchasing card), reconciling such information with RSLIC's general ledger, and taking steps necessary to facilitate RSLIC payment to American Express Company (via AFI) for purposes of reimbursing vendors and suppliers.
o Includes responding as necessary to inquiries by RSLIC departments regarding corporate purchase card transactions.

Intercompany Payables/Receivables
o For purposes of accounting for intercompany receivables and payables among RSLIC and its affiliates (which for purposes of this item shall mean AFI and any of its subsidiaries), downloading data from the RSLIC general ledger on a monthly basis and reconciling such information to reflect agreed-upon payments among the affiliated companies; clear items as necessary; arrange for and code payment for wire transfers among the affiliated companies.
o Includes intercompany receivables payable by RiverSource mutual funds to RSLIC for production/distribution of prospectuses and annual reports.

Journal Ledger Data-Entry
o Daily entry of data into RSLIC's general ledger; entails receiving detailed information from various sources (including Client and Investment Accounting, bank reports, and other inputs) and entering such information via uploading or entry of data into the RSLIC general ledger.
o Includes compiling and maintaining journal ledgers in a manner readily accessible to RSLIC for purposes of reports or inquiries.

Other Balance Sheet Accounts
o Reconciling and clearing any other balance sheet account items not specifically identified above to the extent necessary for RSLIC bookkeeping or as agreed upon by the parties.

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